EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 30, 2016 relating to the audited consolidated financial statements for the year ending December 31, 2015 and 2014 (Restated) of Safety Quick Lighting & Fans Corp. and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ L&L CPAS, PA

L&L CPAS, PA

F.K.A Bongiovanni & Associates, PA

July 20, 2016